This convertible debenture and the securities issuable upon the exercise of the conversion rights contained herein have not been registered under the United States Securities Act of 1933, as amended, or the securities laws of any state of the United States. This convertible debenture may not legally be offered, sold, exchanged, mortgaged, pledged, hypothecated or otherwise transferred within the United States or to or for the benefit of any national, citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or any estate or trust which is subject to United States federal income taxation, regardless of the source of its income.

NUMBER: 002

CONVERTIBLE DEBENTURE

OF

EWORLD INTERACTIVE, INC. (the "Company")

Holder:	Lapointe Rosenstein, in trust
Address:	1250 René-Lévesque Blvd. W,
Suite 1400
Montreal, Quebec H3B 5E9
Capital:	US$500,000
Effective Date:	February 12, 2007
Maturity Date:	February 12, 2008

1. DEFINITIONS

1.1 For the purposes hereof:

1.1.1	"Common Shares" means common shares in the share capital of the Company as they exist at the date hereof, as well as the shares or securities issued by the Company as a result of any consolidation, amalgamation, merger, share split, conversion, reorganization or other change pertaining to the Company or the said shares;

1.1.2	"Control Denominator" means such maximum dollar amount as will provide to the Holder, together with the Holder’s joint actors (as designated by the Holder), upon conversion of this Debenture, at least 50% of the issued and outstanding Common Shares, calculated on a fully-diluted basis;

1.1.3	"Conversion Date" has the meaning ascribed thereto in paragraph 6.3.2 hereof;

1.1.4	"Conversion Form" has the meaning ascribed thereto in paragraph 6.3.1 hereof;

1.1.5	"Conversion Notice" has the meaning ascribed thereto in subsection 6.2 hereof;

1.1.6	"Conversion Period" means the period commencing on the date of issuance of this Debenture and ending at 4:30 p.m. (Eastern Standard Time) on the Maturity Date;

1.1.7	"Eworld China" means Shanghai Eworld China Information Technologies Co., Ltd., and includes its successors;

1.1.8	"Forced Conversion Date" has the meaning ascribed thereto in paragraph 6.4.1 hereof;

1.1.9	"Milestone Deadline" means July 31, 2007;

1.1.10	"Operating Milestone" means the establishment by the Company of a WOFE and the conclusion of appropriate contractual arrangements between the WOFE and Eworld China in order to vest control over Eworld China with the Company;

1.1.11	"Unit" means a unit of the Company comprised of one Common Share and one Warrant;

1.1.12	"Warrant" means a common share purchase warrant of the Company entitling its holder to acquire one Common Share at a price of US$0.80 at any time on or before the second anniversary from the date of its issuance, substantially in the form of purchase warrant annexed hereto as Schedule 1.1.12; and

1.1.13	"WOFE" means a wholly-owned foreign enterprise under the laws of the People’s Republic of China.

2. AMOUNT OF THE DEBENTURE

2.1 Subject to Section 6 hereof, the Company, for value received, hereby promises to pay the Holder, upon presentation and delivery of this convertible debenture (the "Debenture"), the Capital of this Debenture, in lawful money of the United States of America, on the Maturity Date or on any earlier date on which the Capital may become payable in accordance with the provisions hereof.

3. INTEREST

3.1 The Capital outstanding from time to time shall bear interest beginning 90 days from the Effective Date at an annual rate of 6%, calculated monthly in arrears, computed on a 365-day year, and payable monthly, with the first payment in respect of the period commencing on the Effective Date being due on May 31, 2007. Payment of interest shall be made in cash.

4. PAYMENT

4.1 Subject to Section 6 hereof, the Company shall pay the Capital to the Holder on the Maturity Date in one single instalment, together with any accrued and unpaid interest.

5. SECURITY

5.1 In order to secure the payment and other obligations of the Company pursuant to this Debenture, the Company hereby grants to the Holder a first ranking security interest in all of its assets of whatsoever nature, real and personal, tangible and intangible, and covenants and undertakes to take forthwith all steps required under applicable law in order to create legally enforceable collateral security rights against such property in favour of the Holder.

6. CONVERSION

6.1 Conversion at the Option of the Holder. At any time and from time to time during the Conversion Period, upon the delivery by the Holder to the Company of written notice in the manner set forth in subsection 6.3 hereof, the Holder shall be deemed to have converted forthwith the amount of the Capital specified in the Conversion Notice into such number of fully paid Units as is equal to the number obtained by dividing the Capital being converted by (i) US$0.60 if the notice specified in subsection 6.3 hereof is given at any time on or before the Milestone Deadline or at any time after the Milestone Deadline in circumstances where the Operating Milestone has occurred on or before the Milestone Deadline and (ii) US$0.08 if the notice specified in subsection 6.3 hereof is given at any time on or after the Milestone Deadline in circumstances where the Operating Milestone has not occurred on or before the Milestone Deadline.

6.2 Conversion at the Option of the Company. In the event that the Operating Milestone has occurred prior to the expiry of the Conversion Period, the Company may then elect, within 10 days following the occurrence of the Operating Milestone, by delivery to the Holder prior to the expiry of the Conversion Period of written notice in the manner set forth in subsection 6.4 hereof (the "Conversion Notice"), to convert all or any part of the Capital then outstanding under this Debenture into such number of fully paid Units as is equal to the number obtained by dividing the Capital by (i) US$0.60 if the Operating Milestone has occurred on or before the Milestone Deadline and (ii) the Control Denominator if the Operating Milestone has occurred after the Milestone Deadline.

6.3 Method of Voluntary Conversion.

6.3.1	The right of conversion described in subsection 6.1 hereof shall be exercised by the delivery, by hand, within the delay specified in subsection 6.1 hereof, of this Debenture to the Company, at the address mentioned in subsection 13.1 hereof, with the conversion form attached as Schedule 6.3.1 hereof (the "Conversion Form") duly signed and completed by the Holder.

6.3.2	Within two (2) business days following the date on which the Holder exercises his conversion privilege (the "Conversion Date"), the Company shall issue and deliver or cause to be issued and delivered to the Holder one registered Common Share certificate and one registered Warrant certificate in the name of the Holder representing the number of Common Shares and Warrants issuable as a result of the conversion of that portion of the Capital owing pursuant to this Debenture which the Holder has specified in the Conversion Form is to be converted into Units.

6.3.3	The conversion into Units shall be deemed to have been carried out on the Conversion Date and, from that date, (i) the rights of the Holder to receive interest or the repayment of Capital with respect to that portion of the Capital owing pursuant to this Debenture in respect of which the conversion privilege was exercised shall be extinguished and (ii) the Holder shall be deemed to have become the registered holder of the Common Shares and Warrants into which the Capital was converted.

6.4 Method of Forced Conversion.

6.4.1	On the date on which the Company delivers to the Holder the Conversion Notice described in subsection 6.2 hereof (the "Forced Conversion Date"), the Company shall issue and deliver or cause to be issued and delivered to the Holder, one registered Common Share certificate and one registered Warrant Certificate in the name of the Holder representing in total the number of Common Shares and Warants issuable as a result of the conversion of that portion of the Capital owing pursuant to this Debenture which the Company has specified in the Conversion Notice is to be converted into Units.

6.4.2	The conversion into Units shall be deemed to have been carried out on the Forced Conversion Date and, from that date, (i) the rights of the Holder to receive interest or the repayment of Capital with respect to that portion of the Capital owing pursuant to this Debenture in respect of which the right of forced conversion was exercised shall be extinguished and (ii) the Holder shall be deemed to have become the registered holder of the Common Shares and Warrants issued pursuant to paragraph 6.4.1 hereof.

6.5 Fractional Common Shares and Warrants. Notwithstanding anything herein contained, the Company shall not be required, upon the conversion of the Capital owing pursuant to this Debenture, to issue fractions of Common Shares or Warrants or to deliver certificates which evidence fractional Common Shares or Warrants; rather, the number of Common Shares and Warrants issuable and deliverable to the Holder upon such conversion shall be rounded up to the nearest whole number of Common Shares and Warrants.

6.6 Adjustment of the Conversion Privilege. Subject to subsections 6.7 and 6.8 hereof, the number of Units to be issued to the Holder pursuant to its conversion privilege or obligation will be adjusted in the event that the issued and outstanding Common Shares of the Company are, before the exercise by the Holder of its conversion privilege or obligation, subdivided, consolidated, split or regrouped, or if the Company declares stock dividends or modifies or reorganizes in any way its issued share capital or its stated capital account, or amalgamates with another company or corporation, or carries out a corporate reorganization under any form (other than a merger or an amalgamation which does not lead to a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), such adjustment to be made by proportionately increasing or decreasing, as the case may be, the number of Units in order to take into account the occurrence of one of the events mentioned above such that the Holder will, after the exercise of its conversion privilege or obligation, be in the same situation as if it had exercised this privilege or obligation before the event in question.

6.7 Frequency of Adjustments. Subject to subsection 6.8 hereof, adjustments contemplated in subsection 6.6 hereof will be cumulative and will be carried out each time that an event mentioned in subsection 6.6 hereof takes place. Nevertheless, no adjustment will be required unless the said adjustment modifies by at least one percent (1%) the number of Units and no adjustment will be carried out with respect to the number of Units to be issued at the time of exercise of the right or obligation of conversion unless this adjustment results in a modification of at least 10 Units. However, any adjustment which would, in the absence of this subsection 6.7, have been made will be deferred and will be taken into account at the time of any subsequent adjustment.

6.8 No Adjustment Required. No adjustment to the number of Units to be issued at the time of exercise of the right or obligation of conversion will be made in the following cases:

6.8.1	with respect to any event described in subsection 6.6 hereof, if the Holder has the right to participate in the said event based on the same conditions, taking into account the particular circumstances, as if the Holder had exercised its right or obligation of conversion before or on the date of taking effect of or on the record date for the said event; and

6.8.2	with respect to the issue from time to time of common share dividends to holders of Common Shares who elect to receive common share dividends instead of receiving their equivalent in cash.

6.9 Record Date. If the Company establishes a record date for purposes of determining the holders of a class of shares who have the right to receive stock dividends, and if, after having established such date and before having paid, arranged or issued such stock dividends, the Company legally abandons its plan to pay the said dividends, no adjustment to the number of Common Shares to be issued at the time of exercise of the right or obligation of conversion will be required notwithstanding that such record date had been determined.

     In the absence of a resolution of the Board of Directors of the Company establishing a record date with respect to a measure or action referred to in this Section 6, the Company will be deemed to have fixed the record date on the date the measure or action is carried out.

6.10 Notice of adjustment. No later than seven days before the effective date or the record date, as the case may be, of any event requiring or susceptible of requiring an adjustment of the right or obligation of conversion pursuant to this Debenture, including an adjustment of the number of Units to be issued at the time of exercise of the right or obligation of conversion, the Company shall give notice thereof to the Holder, said notice to contain details of the said event and, if it may then be determined, of the adjustment that is required.

7. FORM OF DEBENTURES ISSUED FOLLOWING CONVERSIONS

7.1 A new Debenture with the same Maturity Date and in identical form shall be issued by the Company to the Holder following each conversion, the Capital amount of which shall be equal to the amount of Capital owing under this Debenture which was not converted under subsection 6.1 or 6.2 hereof, as the case may be.

8. REGISTRATION OF COMMON SHARES AND DILUTION PENALTY

8.1 The Company, at its own expense, undertakes to file and render effective within six months following the Effective Date, the appropriate registration statement(s) required pursuant to applicable United States securities legislation in order to render the Common Shares comprised in the Units as well as the Common Shares issuable upon the exercise of the Warrants comprised in the Units, including those issued or issuable in connection with any finder’s fees payable to Notre-Dame Capital Inc. as a result of this transaction, free trading and unencumbered by any resale restrictions whatsoever.

8.2 Should the Company fail to file and render effective the registration statement(s) contemplated by subsection 8.1 hereof within the six month delay specified in such subsection

8.1, then the Company shall forthwith issue to the Holder at the expiry of such delay, and at the expiry of every subsequent six-month period during which the requisite registration statement(s) shall not have been filed and rendered effective, for no additional consideration, an additional 166,666 Common Shares.

9. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

9.1 If the Holder is an individual, the Holder is of the full age of majority in the jurisdiction in which this Debenture is executed and is legally competent to execute and deliver this Debenture.

9.2 If the Holder is not an individual, the Holder has the requisite power, authority, legal capacity and competency to execute and deliver this Debenture.

9.3 If the Holder is a body corporate, the Holder is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation.

9.4 The Holder is not a "U.S. Person" (as defined by Regulation S under the United States Securities Act of 1933) and is not acquiring this Debenure for the account or benefit of a U.S. Person or a person in the United States.

10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

10.1 Each of the Company, each of its subsidiaries and Eworld China (collectively, the “Subject Companies”) has been duly incorporated and organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its property and assets, to conduct its business as now conducted and as currently proposed to be conducted and to carry out the provisions of this Debenture, where required, has been duly qualified as a foreign corporation for the transaction of business in such jurisdictions where such qualification is required and is in good standing under the laws of each other jurisdictions in which it owns or leases properties or conducts any business, except where the failure to do so would not have a material adverse effect on the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company on a consolidated basis.

10.2 The minute books of each of the Subject Companies are complete and accurate in all material respects.

10.3 The auditors who have audited the financial statements of the Company for the year ended December 31, 2005 and who delivered their report with respect thereto are independent public accountants as required by applicable securities legislation.

10.4 The audited financial statements of the Company for the year ended December 31, 2005 and the quarterly financial statements of the Company issued thereafter are true and correct, present fairly the financial position and condition of the Company as at the dates indicated thereof and the results of its operations for the periods specified, reflect all material liabilities (absolute, accrued, contingent or otherwise) of the Company on a consolidated basis as at the dates indicated thereof and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

10.5 Since December 31, 2005: (i) there has not been any change in the share capital of the Company, except as publicly disclosed; (ii) none of the Subject Companies has incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) or entered into any transactions not in the ordinary course of business that are material to it, except as publicly disclosed; and (iii) there has not been any material adverse change in or affecting the business, management, financial position, shareholders’ equity or results of operations of any of the Subject Companies.

10.6 Since December 31, 2005, except as has been publicly disclosed: (i) the Company has not paid or declared any dividends; (ii) none of the Subject Companies has incurred any material capital expenditures or made any commitment therefor outside of the ordinary course of business; and (iii) none of the Subject Companies has incurred any obligation or liability, direct or indirect, contingent or otherwise, or entered into any transactions, except for obligations or liabilities or for transactions entered into in the ordinary course of business which are not material to the business, management, financial position, shareholders’ equity or results of operations of the Subject Companies.

10.7 With such exceptions as are not material to the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Subject Companies on a consolidated basis: (i) each of the Subject Companies has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed; and (ii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by any of the Subject Companies and there are no actions, suits, proceedings, investigations or claims pending, or, to the knowledge of the Company, threatened against any of the Subject Companies in respect of taxes, governmental charges or assessments, nor are there any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

10.8 Each of the Subject Companies has good title to all movable and real or immoveable property owned by it which is material, individually or in the aggregate, to the Subject Companies on a consolidated basis and any real or immovable property held under lease by any of the Subject Companies, which is material, individually or in the aggregate, to the Subject Companies on a consolidated basis is held by it under valid, subsisting and enforceable leases with such exceptions as are not material, individually or in the aggregate, to the Subject Companies on a consolidated basis.

10.9 As of the date hereof, the authorized capital of the Company consists of 150,000,000 Common Shares and 5,000,000 preferred shares, of which 49,256,216 Common Shares and no preferred shares are issued and outstanding.

10.10 As of the date hereof, the registered capital of Eworld China is RMB 10,000,000, which has been fully paid up. Zhigang Li and Hui Li legally hold 80% and 20% equity interests in the registered capital of Eworld China, respectively.

10.11 Each of the subsidiaries of the Company is wholly-owned by the Company.

10.12 All of the issued and outstanding securities of the share capital of each of the Subject Companies have been duly authorized and validly issued as fully paid and non-assessable.

10.13 Except for an aggregate of 970,000 warrants to purchase Common shares at a price of US$0.80 per share which are outstanding, no holder of outstanding shares in the capital of any of the Subject Companies or other securities of any of the Subject Companies, nor any other person, is entitled to any pre-emptive or any similar rights to subscribe for or otherwise acquire any shares or other securities of any of the Subject Companies and except as disclosed earlier in this subsection and as contemplated by this Debenture, no shares or rights, options to acquire or instruments convertible into or exchangeable for any shares in the capital of any of the Subject Companies, or obligations for any of the Subject Companies to purchase or redeem any such securities, are outstanding.

10.14 The Common Shares comprised in the Units and issuable upon the exercise of the Warrants, when issued and delivered by the Company, shall be duly authorized and validly issued as fully paid and non-assessable.

10.15 None of the Subject Companies is in violation of its constating documents or by-laws or of the resolutions of its directors or shareholders or in default in the performance of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which violation, default or defaults, individually or in the aggregate, would have a material adverse effect on the business, management, financial position, shareholders’ equity or results of operations of the Subject Companies on a consolidated basis.

10.16 The compliance by the Subject Companies with all of the provisions of this Debenture and the consummation of the transactions contemplated therein will not:

10.16.1	conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on any of the property or assets of any of the Subject Companies pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Subject Companies is a party or by which any of the Subject Companies is bound or to which any of the property or assets of any of the Subject Companies is subject, except where such breach, violation or default would not have a material adverse effect on the business, management, financial position, shareholders’ equity or results of operations of the Subject Companies on a consolidated basis; or

10.16.2	result in any violation of the provisions of the constating documents, by-laws or resolutions of the directors or shareholders of any of the Subject Companies; or result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Subject Companies or any of their properties, except where such default would not have a material adverse effect on the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Subject Companies on a consolidated basis;

10.17 All consents, approvals, permits, authorizations or filings as may be required to be obtained or made by the Company under applicable law necessary to the execution and delivery of and the performance by the Company of its obligations under this Debenture and have been obtained or made, as applicable.

10.18 None of the Subject Companies has been served with or otherwise received notice of any legal or governmental proceedings and there are no legal or governmental proceedings pending to which any of the Subject Companies is a party or of which any property or assets of any of the Subject Companies is the subject which is reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, management, financial position, shareholders’ equity or results of operations of the Subject Companies on a consolidated basis, or which might reasonably be expected to materially and adversely affect the consummation by any of the Subject Companies of the transactions contemplated by this Debenture and, to the knowledge of the Company, no such proceedings are threatened (implicitly or otherwise) or contemplated by any governmental or regulatory authorities or any other parties.

10.19 None of the Subject Companies is in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to them, which violation would, individually or in the aggregate, have a material adverse effect on the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Subject Companies on a consolidated basis, or which might reasonably be expected to materially and adversely affect the consummation by the any of the Subject Companies of the transactions contemplated by this Agreement.

10.20 The Company is not aware of any legislation or regulation which would materially and adversely affect the business, management, financial position, shareholders’ equity or results of operations of the Subject Companies on a consolidated basis.

10.21 This Debenture has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the qualification that enforcement thereof is subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and the qualification that specific performance and injunctive relief are awarded at the discretion of the court before which they may be validly sought.

10.22 The disclosure documents distributed to the shareholders of the Company or filed by it with any securities regulatory authority do not contain a misrepresentation of a material fact or omit to state a material fact relating to the Company or any transaction described therein.

10.23 The Common Shares are listed for trading on the NASD OTCBB under the symbol “EWIN”, the Company is in compliance with the continuing listing requirements of the NASD OTCBB and the Company will use its reasonable best efforts to maintain the listing of the Common Shares on the NASD OTCBB.

10.24 The Company has not withheld, and will not withhold, from the Holder any facts relating to the Subject Companies that would be material to a prospective purchaser of the Debentures.

11. COVENANTS

11.1 Affirmative Covenants of the Company. So long as any amount of Capital or interest is outstanding under this Debenture and except as otherwise permitted in writing by the Holder, the Company shall:

11.1.1	do or cause to be done all things necessary to keep in full force and effect its corporate existence;

11.1.2	forthwith notify the Holder of the occurrence of any event of default within the meaning of Section 12 hereof or any event of which it is aware which with notice or lapse of time or both would constitute such an event of default;

11.1.3	keep in good standing the listing of its Common Shares on the NASD OTCBB (over- the-counter-bulletin board; and

11.1.4	ensure that sufficient Common Shares and Warrants are reserved and allotted for issuance upon the conversion of this Debenture and the exercise of the Warrants.

11.2 Negative Covenants of the Company. So long as any amount of Capital or interest is outstanding under this Debenture and except with the prior written consent of the Holder or as otherwise permitted, the Company shall not:

11.2.1	create or permit to exist any security interest in its assets, business or properties, except security interests in respect of borrowings of money (up to US$1,000,000) from its bankers or other reputable lenders;

11.2.2	issue any shares in its share capital, or grant to any person any right or other entitlement to acquire any shares in its share capital;

11.2.3	redeem, repurchase or acquire any of its outstanding share capital;

11.2.4	declare or pay any dividends, make any distribution to shareholders or set aside funds for any of the foregoing purposes; or

11.2.5	engage in any activity, transaction or course of conduct which could result in a cease trade order being issued by any competent securities regulatory authority.

12. EVENTS OF DEFAULT

12.1 The Company will be in default hereunder if any of the following events occurs following the date hereof:

12.1.1	the Company fails to fulfil any of its obligations contemplated herein within three business days after receiving written notice of such failure;

12.1.2	a representation, warranty, covenant or undertaking of the Company to or for the benefit of the Holder contained in this Debenture proves to be false or inaccurate or is breached by the Company;

12.1.3	the Company makes an assignment for benefit of its creditors or is declared bankrupt or is the object of a receiving order or files a notice of intention to make a proposal pursuant to any legislation governing bankruptcy or insolvency;

12.1.4	an order is rendered or a resolution is adopted requiring the liquidation or dissolution of the Company;

12.1.5	a third party having security on the assets of the Company takes possession of same or proceedings in execution of any final judgement are instituted against the Company and such taking of possession is not stayed within the following 10 days, or such proceedings in execution are not stayed within the following 20 days with respect to execution on movable property or within the following 60 days with respect to execution on immovable property; or

12.1.6	a default occurs pursuant to any term debt instrument or agreement of the Company, whether such instrument or agreement exists at the date hereof or is executed subsequently, which results in the acceleration of the indebtedness evidenced thereby, unless such indebtedness is reimbursed within two business days of such default.

12.2 Upon the occurrence of an event of default mentioned herein, the Holder may declare the unpaid Capital of this Debenture, as well as all accrued and unpaid interest on this Debenture, to be immediately due and payable and the Holder may thereupon exercise all its rights pursuant to this Debenture, the whole without need of a demand or other notice, which the Company hereby waives.

13. GENERAL PROVISIONS

13.1 Notice. All notices, requests, demands and other communications contemplated herein shall be given in writing by personal delivery or transmitted by telecopier or mailed by registered mail correctly stamped to the last address of the Holder known by the Company and, in the case of the latter, to Suite 1202-1088 South Pudong Road, Pudong New Area, Shanghai, 200120 China, Attention: The President, telecopier: 011-021-6888-0796, to the attention of the President. Any such notice, request, demand or communication shall be deemed to have been received on the first business day after personal delivery or its transmission by telecopier or on the fifth business day after its mailing, as the case may be.

13.2 Modification. This Debenture cannot be modified or otherwise amended unless the Holder gives its written approval.

13.3 Currency. Unless otherwise specified, all references made herein to dollars ($) are to the lawful currency of the United States of America.

13.4 Applicable Law. This Debenture is governed by the laws of the Province of Quebec, and the courts of said Province shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. The Company and the Holder irrevocably attorn to the jurisdiction of said courts. This paragraph shall not be construed to affect the rights of the Holder to enforce a judgement or award outside the said Province.

13.5 Negotiability. This Debenture shall be assignable by the Holder.

IN WITNESS WHEREOF, the Company has executed this Debenture at Shanghai, this 12th day of February, 2007.

EWORLD INTERACTIVE, INC.
Per :

IN WITNESS WHEREOF, the Holder has executed this Debenture at Shanghai, this 12th day of February, 2007.

LAPOINTE ROSENSTEIN LLP, IN TRUST
Per :

SCHEDULE 1.1.12 TO DEBENTURE FORM OF WARRANT

This purchase warrant and the securities issuable upon the exercise hereof have not been registered under the United States Securities Act of 1933, as amended, or the securities laws of any state of the United States. This purchase warrant may not legally be offered, sold, exchanged, mortgaged, pledged, hypothecated or otherwise transferred within the United States or to or for the benefit of any national, citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or any estate or trust which is subject to United States federal income taxation, regardless of the source of its income.

Certificate No. l

SHARE PURCHASE WARRANT CERTIFICATE

VOID AFTER 4:30 P.M. (EASTERN STANDARD TIME) ON l [TWO YEARS AFTER DATE OF ISSUANCE]

SHARE PURCHASE WARRANT TO PURCHASE l COMMON SHARES OF

EWORLD INTERACTIVE, INC.

(Incorporated under the laws of Florida)

THIS IS TO CERTIFY THAT, for value received, l (the “Holder”) is entitled to purchase, upon and subject to the terms and conditions hereof, up to l fully paid and non-assessable common shares ("Shares") in the share capital of Eworld Interactive, Inc. (the “Company”) at and for a subscription price (the "Exercise Price") of US$0.80 per Share at any time on or before 4:30 p.m. (Eastern Standard Time) on l [two years after date of issuance] (the "Expiry Time").

THIS SHARE PURCHASE WARRANT may be exercised only at the offices of the Company from time to time in Shanghai, China in the manner set forth in paragraph 5 hereof.

THIS SHARE PURCHASE WARRANT may only be assigned in accordance with applicable securities legislation and subject to the policies of any stock exchange on which the Shares may at the time be listed. In addition, no transfer of this share purchase warrant shall bind the Company until written notice thereof (a “Notice of Transfer”) has been provided to the Company by the Holder or by its executors or other legal representatives or duly named attorney(s), and unless this share purchase warrant is delivered to the Company for cancellation, whereupon one or several new share purchase warrants for the same aggregate number of Shares and having the same terms and conditions will be issued to the transferee or transferees identified in the Notice of Transfer.

1.	For the purposes hereof, the term “Warrant” means the right of the Holder to purchase l Shares pursuant to this Share Purchase Warrant Certificate. For the purposes of this Share Purchase Warrant Certificate, the term “Shares” means common shares in the capital of the Company; provided that in the event of a subdivision or consolidation thereof or any other event or adjustment under paragraphs 10, 11, 12 or 13 hereof, or successive such subdivisions, consolidations or other events or adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Share Purchase Warrant Certificate, “Shares” shall thereafter mean the shares, other securities or other property resulting from such subdivision, consolidation or other event or adjustment.

2.	All Share Purchase Warrant Certificates shall be signed by an officer of the Company holding office at the time of signing, or any successor or replacement person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Share Purchase Warrant Certificate and notwithstanding that such officer signing may not have held office at the date of the delivery of the Share Purchase Warrant Certificate, the Share Purchase Warrant Certificate so signed shall be valid and binding upon the Company.

3.	The Warrant is exercisable by the Holder, in whole or in part, at the Exercise Price at any date or time on or before the Expiry Time.

4.	All rights under this Share Purchase Warrant Certificate in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and shall be wholly void and of no valid or binding effect after the Expiry Time.

5.	The Warrant may be exercised from time to time by the delivery to the Company at its address set forth in paragraph 19 hereof before the Expiry Time, of a written notice in the form annexed hereto as Schedule “A” (an “Exercise Notice”) stating the Holder’s intention to exercise, in whole or in part, the Warrant and the number of Shares intended to be acquired by the Holder, and upon receipt by the Company of such notice, together with the aggregate purchase price to be paid in accordance with paragraph 6 hereof in respect of the number of Shares to be so acquired, the Company shall deliver to the Holder, at its address set out in the Exercise Notice, a certificate or certificates registered in the name of the Holder, representing such number of fully paid and non-assessable Shares as the Holder shall have then paid for.

6.	Concurrently with an Exercise Notice delivered to the Company pursuant to paragraph 5 hereof, the Holder shall deliver to the Company a certified cheque, bank draft or money order in an amount equal to the price per Share multiplied by the number of Shares to be purchased.

7.	The Holder shall not be obliged to purchase or pay for any Shares other than those Shares in respect of which the Holder has delivered an Exercise Notice as herein provided, nor shall the Company be obligated to issue any Shares other than those Shares in respect of which the Holder has delivered an Exercise Notice and paid the purchase price therefor as herein provided.

8.	The holding of this Share Purchase Warrant Certificate shall not constitute the Holder a holder of Shares of the Company nor entitle the Holder to any right or interest in respect thereof except as herein expressly provided.

9.	The Company covenants and agrees that any Shares purchased by the Holder pursuant to this Share Purchase Warrant Certificate, upon issuance, shall be fully paid and non-assessable and free and clear of all liens, charges and encumbrances, and that all consents, approvals and corporate proceedings shall be taken and obtained by the Company to duly allot and issue such Shares to the Holder as fully paid and non- assessable Shares, and the Company shall comply with all terms of applicable securities legislation in connection with the issuance of the Shares to the Holder. The Company further covenants and agrees that during the period within which the Warrant may be exercised by the Holder, the Company shall at all times have authorized and reserved a sufficient number of Shares to accommodate the exercise of the Warrant.

10.	In the event of any subdivision of the Shares of the Company into a greater number of Shares, at any time following February 12, 2007 (the “Effective Date”) and prior to the Expiry Time, the Company shall deliver to the Holder, at the time of any exercise thereafter of the Warrant, such greater number of fully paid and non-assessable Shares as would have resulted from such subdivision if the Warrant had been exercised prior to the date of such subdivision.

11.	In the event of any consolidation of the Shares of the Company into a lesser number of Shares, at any time following the Effective Date and prior to the Expiry Time, the Company shall deliver to the Holder, at the time of any exercise thereafter of the Warrant, such lesser number of fully paid and non-assessable Shares as would have resulted from such consolidation if the Warrant had been exercised prior to the date of such consolidation.

12.	In the event of any capital reorganization, reclassification or other change in the outstanding Shares of the Company or any arrangement, merger or amalgamation of the Company with or into any company, at any time following the Effective Date and prior to the Expiry Time, the Holder shall be entitled to receive upon any exercise thereafter of the Warrant, in lieu of the Shares previously purchasable and receivable upon the exercise of the Warrant, the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification, change, arrangement, merger or amalgamation, which the holder of a number of Shares equal to the number of Shares previously purchasable and receivable upon the exercise of the Warrant would have received. The subdivision or consolidation of Shares at any time outstanding into a greater or lesser number of Shares shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purpose of this paragraph.

13.	If, at any time following the Effective Date and prior to the Expiry Time, the Company pays any dividend or makes any distribution to its shareholders, whether by stock dividend or distribution of assets (other than cash dividends paid in the ordinary course of business), then the Company shall deliver to the Holder, at the time of any exercise thereafter of the Warrant, such number of Shares as is equal to the number of Shares issuable upon exercise of the Warrant before the record date or the effective date for such dividend or distribution multiplied by a fraction, the numerator of which is the number of Shares outstanding after completion of such dividend or distribution and the denominator of which is the number of Shares outstanding before the record date or effective date for such dividend, distribution or offering.

14.	If (a) the Company intends to offer for subscription pro rata to all the holders of its Shares any additional shares of any class or intends to issue any other rights or warrants to all of such holders, (b) the Company intends to pay any dividend or make any distribution to its shareholders whether by stock dividend or otherwise (other than a cash distribution paid in the ordinary course of business), (c) there is a proposed reclassification or change of the Company’s Shares or proposed amalgamation or merger of the Company with or into any other corporation, or a sale, transfer or other disposition of all or substantially all of the assets of the Company, or (d) there is a contemplated voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in each such case, the Company shall give notice to the Holder of the action proposed to be taken and the date on which (i) the books of the Company will close or a record will be taken for such dividend, distribution, subscription rights or other rights or warrants, or (ii) such reclassification, change, amalgamation, merger, sale, transfer or other disposition, dissolution, liquidation or winding-up will take place, as the case may be, which date shall in all cases be at least 10 days prior to the taking of such actions as are fixed and determined at the date on which such notice is given.

A notice hereunder will specify the date on which it is given and the date as of which the holders of the Shares of record will participate in such subscription rights, other rights or warrants, dividends or distributions, or will be entitled to exchange their Shares for securities or other property deliverable upon such other disposition, dissolution, liquidation or winding-up, as the case may be. If no such record date is fixed by the resolution of the board of directors of the Company, the Company shall be deemed to have fixed as the record date therefor the date on which the action contemplated by the aforesaid notice is effected. Notice shall be given by the Company hereunder after regulatory approval for any such event has been obtained, if regulatory approval is required, and not less than 10 days prior to the record date or the date on which the Company’s books are to be closed with respect thereto. If the Company sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the number of Shares issuable upon exercise of the Warrant pursuant to paragraphs 10, 11, 12 or 13 hereof, to the extent applicable, shall be required by reason of the setting of such record date.

15.	On the happening of each and every such event set out in paragraphs 10, 11, 12 and 13 hereof, the applicable provisions of this Share Purchase Warrant Certificate, including the number of Shares issuable upon exercise of the Warrant, shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended. Any question that at any time or from time to time arises with respect to any adjustment to the number of Shares issuable upon exercise of the Warrant shall be conclusively determined by a firm of independent chartered accountants (who may be the Company’s auditors) and shall be binding upon the Company and the Holder.

16.	Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder or officer of the Company either directly or through the Company, it being expressly agreed and declared that the obligations under this Share Purchase Warrant Certificate are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders or officers of the Company or any of them in respect thereof, any and all rights and claims against every such shareholder or officer being hereby expressly waived as a condition of and as a consideration for the issue of this Share Purchase Warrant Certificate.

17.	The Holder may subscribe for and purchase any lesser number of Shares than the number of Shares expressed in this Share Purchase Warrant Certificate. In the case of any subscription for a lesser number of Shares than expressed in this Share Purchase Warrant Certificate, the Holder shall be entitled to receive, at no cost to the Holder, a new Share Purchase Warrant Certificate in respect of the balance of the Warrant not then exercised. Such new Share Purchase Warrant Certificate shall be mailed to the Holder by the Company or, at its direction, the transfer agent of the Company contemporaneously with the mailing of the certificate or certificates representing the Shares issued pursuant to the exercise of the Warrant in accordance with paragraph 5 hereof. No fractional Shares will be issued upon exercise of the Warrants. If any fractional interest in a Share would, except for this paragraph, be deliverable upon the exercise of a Purchase Warrant, the Company shall make a cash payment equal to the fair value of the fraction of a Share not so issued as determined by the average of the twenty (20) day weighted average trading price of the Shares on any stock exchange on which the Shares may be listed, from time to time.

18.	If any Share Purchase Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Company shall, on such terms as it may in its discretion acting reasonably impose, issue and sign a new Share Purchase Warrant Certificate of like denomination, tenor and date as the Share Purchase Warrant Certificates so stolen, lost, mutilated or destroyed for delivery to the Holder.

19.	Any notice, direction or other communication required or permitted to be given under this Warrant shall be in writing and may be given by the delivery of the same or by mailing the same (first class postage prepaid) or by sending the same by facsimile transfer or other similar form of telecommunication, in each case addressed as follows:

if to the Holder at:	l
Fax: l
if to the Company at:	Suite 1202-1088 South Pudong Road
Pudong New Area, Shanghai
200120 China
Attention: The President
Fax: 011-021-6888-0796

Any notice, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the day it was delivered and, if mailed, shall be deemed to have been given and received on the fifth Business Day following the day of mailing, except in the event of disruption of the postal service, in which event notice shall be deemed to be received only when actually received and, if sent by facsimile transfer or other similar form of telecommunication, shall be deemed to have been given or received on the next Business Day following the day on which it was so sent.
The Holder and the Company may at any time give to the other notice in writing of any change of address, and from and after the giving of such notice the address therein specified shall be deemed to be the address of the Holder or the Company, as the case may be, for the purposes of giving notice hereunder. Any change of address notice shall include a contact number for the sending of notices by telecommunication hereunder. “Business Day” means a day, other than a Saturday or Sunday, on which Canadian chartered banks are generally open to the public for the transaction of business in the City of Shanghai, China.

20.	All references to currency mean United States currency.

21.	A reference to an entity includes any entity that is a successor to such entity.

22.	If any provision of this Share Purchase Warrant Certificate is or shall become illegal, invalid or unenforceable, in whole or in part, the remaining provisions shall nevertheless be and remain valid and subsisting, and the said remaining provisions shall be construed as if this Share Purchase Warrant Certificate had been executed without the illegal, invalid or unenforceable portion.

23.	This Share Purchase Warrant Certificate shall be construed and governed by the laws in force in the Province of Quebec, and the courts of said Province shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. The Company and the Holder irrevocably attorn to the jurisdiction of said courts. This paragraph shall not be construed to affect the rights of the Holder to enforce a judgement or award outside the said Province.

DATED at Shanghai, China, as of l, 200l.

EWORLD INTERACTIVE, INC.
Per:

SCHEDULE "A" TO THE SHARE PURCHASE WARRANT CERTIFICATE ISSUED BY EWORLD INTERACTIVE, INC.

EXERCISE NOTICE

TO BE COMPLETED IF OPTION IS TO BE EXERCISED:

The undersigned hereby subscribes for
__________
common shares of Eworld Interactive, Inc. according to the terms and conditions set forth in the annexed share purchase warrant certificate (or such number of other securities or property to which such share purchase warrant entitles the undersigned to acquire under the terms and conditions set forth in the annexed share purchase warrant certificate).

Address for Delivery of Shares:

Attention:

Exercise Price
Tendered (US$0.80 per share)	$

Dated at ____________________ , this ____ day of _______________ , _____ .
Holder’s Name

Authorized Signature

Title (if applicable)

SCHEDULE 6.3.1 TO DEBENTURE CONVERSION FORM

TO: EWORLD INTERACTIVE, INC. (the "Company")

     I, the undersigned, holder of a convertible debenture (the "Debenture") of the Company bearing an effective date of February 12, 2007 and maturing on February 12, 2008, hereby irrevocably elect to convert US$
__________
of the principal amount of the Debenture into an aggregate of
________
fully paid Units (on the basis of one Unit for each (i) US$0.60 if this Conversion Form is being delivered at any time on or before the Milestone Deadline or at any time after the Milestone Deadline in circumstances where the Operating Milestone has occurred on or before the Milestone Deadline and (ii) Control Denominator if this Conversion Form is being delivered at any time on or after the Milestone Deadline in circumstances where the Operating Milestone has not occurred on or before the Milestone Deadline), in accordance with the terms and conditions thereof, and to this end, I instruct that the certificates representing the Common Shares and Warrants resulting from this conversion be registered in my name and delivered to me at
_______________________________________
.

     All words and expressions which in this form begin with a capital letter have the respective meanings which are attributed to them in the Debenture, unless the context should indicate otherwise.

Dated the	day of _____________ , ______ .

(signature of the holder)

(name and position of any representative of the holder)